SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2002

Zomax Incorporated

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-28426	41-1833089
(Commission File Number)	(IRS Employer Identification No.)

5353 Nathan Lane

Plymouth, Minnesota  55442

(Address of Principal Executive Offices and Zip Code)

763-553-9300

(Registrant’s telephone number, including area code)

Item 4.                    Changes in Registrant’s Certifying Accountant.

On June 24, 2002, Zomax Incorporated (the “Company”) ceased its client-auditor relationship with Arthur Andersen LLP, the independent accountant which had been engaged by the Company for prior fiscal years.

Arthur Andersen LLP’s report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.  There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding June 24, 2002, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have cause it to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 24, 2002, the Company selected Deloitte & Touche LLP to serve as its independent auditors for fiscal year 2002.  During the two most recent fiscal years, the Company has not consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The decision to change accountants was recommended and approved by the Audit Committee of the Company’s Board of Directors.

Item 7.                    Financial Statements and Exhibits

(a)           Financial statements of businesses acquired:

Not Applicable.

(b)           Pro forma financial information:

Not Applicable.

(c)           Exhibits:

See Exhibit Index on page following Signatures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2002

ZOMAX INCORPORATED

	By	/s/ J. John Gelp
J. John Gelp, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Zomax Incorporated

Form 8-K Current Report

Exhibit Number	Description

16	Letter from Arthur Andersen LLP